CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 25, 2022, on the financial statements of Common Dwelling Fund, LLC (the “Company”) for the period from March 2, 2021 (inception) through December 31, 2021, included herein on the Company’s on Form 1-K.

/s/ Haynie & Company

Haynie & Company

Sal Lake City, Utah

May 25, 2021